Exhibit 10.13.7

After recording return to:
Alfred F. Andreu, P.A.
7000 SW 97th Avenue
Suite 201
Miami, Florida 33173

(For Recorder's Use Only)

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT AGREEMENT (this "Agreement") is entered into as of **April 13, 2021** (the "Effective Date"), among BENWORTH CAPITAL PARTNERS, LLC, a Florida limited liability company ("Lender"), whose address is **7000 SW 97th Avenue, Suite 201, Miami, Florida 33173, MCA Naples Operating Company, LLC, a Tennessee limited liability company** (the "Tenant"), whose address is **2626 Goodlette Frank Road, Naples, FL 34103**, and **MCA Naples, LLC, a Tennessee limited liability company** ("Owner and/or Landlord"), whose address is **2626 Goodlette Frank Road, Naples, FL 34103,** with reference to the following facts:

A. Landlord owns the real property having a street address of **2626 Goodlette Frank Rd, Naples, FL 34105**, including all buildings, improvements, structures and fixtures located thereon (all or any portion thereof being referred to herein as the "Premises"), as more particularly described on **Exhibit A** attached hereto.

B. Lender is making a loan to the Landlord in the original principal amount of **Four Million Five Hundred Fifty Thousand Dollars and 00/100 ($4,550,000.00)** (the "Loan").

C. To secure the Loan, Landlord, encumbered the Premises by entering into that certain Mortgage, Security Agreement and Assignment of Rents and Leases which will be executed by Landlord, in favor of Lender (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the "Security Instrument"), which will be recorded in the applicable land records of **Collier** County, Florida.

D. Lender will be the holder of the Security Instrument and has authority to enter into this Agreement.

E. Pursuant to a Lease Agreement dated **December 24, 2013**, between **MCA Naples, LLC, a Tennessee limited liability company** and Tenant (the "Lease"), Landlord demised to Tenant the Premises.

F. In order to induce Lender to make the Loan, Lender requires that Tenant confirm by separate agreement that the Lease and Tenant's interest therein is subordinate to all right, title and interest that Tenant may have in the Premises to all right, title and interest of Lender.

NOW, THEREFORE, for good and sufficient consideration, Tenant, Landlord and Lender agree:

1. Definitions. The following terms shall have the following meanings for purposes of this Agreement:

1.1. **"Construction-Related Obligation"** means any obligation of Former Landlord (as hereinafter defined) under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at the Premises. "Construction-Related Obligation" shall not include: (a) reconstruction or repair following any fire, casualty or condemnation which occurs after the date of attornment hereunder, but only to the extent of the insurance or condemnation proceeds actually received by Successor Landlord for such reconstruction and repair, less Successor Landlord's actual expenses in administering such proceeds; or (b) day-to-day maintenance and repairs.

1.2. **"Foreclosure Event"** means (a) foreclosure under the Security Instrument; (b) any other exercise by Lender of rights and remedies (whether under the Security Instrument or under applicable law, including bankruptcy law) as holder of the Loan and/or the Security Instrument, as a result of which Successor Landlord becomes owner of the Premises; or (c) delivery by Former Landlord to Lender (or its designee or nominee) of a deed or other conveyance of Former Landlord's interest in the Premises in lieu of any of the foregoing.

1.3. **"Former Landlord"** means Landlord and/or any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4. **"Offset Right"** means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant's payment of Rent or performance of Tenant's other obligations under the Lease, arising (whether under the Lease or other applicable law) from acts or omissions of Former Landlord and/or from Former Landlord's breach or default under the Lease.

1.5. **"Rent"** means any fixed rent, base rent or additional rent under the Lease.

1.6. **"Successor Landlord"** means any party that becomes owner of the Premises as the result of a Foreclosure Event.

1.7. **"Termination Right"** means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Former Landlord's breach or default under the Lease.

2. Subordination. The Lease, and all right, title and interest of the Tenant, or any of Tenant's assigns or successors in interest, thereunder and of the Tenant to and in the Premises, are, shall be, and shall at all times remain, subject and subordinate to the Security Instrument, the lien imposed by the Security Instrument, and all advances made under the Security Instrument.

3. Payment to Lender. In the event Tenant receives written notice (the "Rent Payment Notice") from Lender or from a receiver for the Premises that there has been a default under the Security Instrument and that rentals due under the Lease are to be paid to Lender or to the receiver (whether pursuant to the terms of the Security Instrument or of that certain Assignment of Rents and Leases executed by Landlord as additional security for the Loan), Tenant shall pay to Lender or to the receiver, or shall pay in accordance with the directions of Lender or of the receiver, all Rent and other monies due or to become due to Landlord under the Lease, notwithstanding any contrary instruction, direction or

assertion of Former Landlord. Landlord hereby expressly and irrevocably directs and authorizes Tenant to comply with any Rent Payment Notice, notwithstanding any contrary instruction, direction or assertion of Landlord, and Landlord hereby releases and discharges Tenant of and from any liability to Landlord on account of any such payments. The delivery by Lender or the receiver to Tenant of a Rent Payment Notice, or Tenant's compliance therewith, shall not be deemed to: (i) cause Lender to succeed to or to assume any obligations or responsibilities as landlord under the Lease, all of which shall continue to be performed and discharged solely by the applicable Landlord unless and until any attornment has occurred pursuant to this Agreement; or (ii) relieve the applicable Former Landlord of any obligations under the Lease. Tenant shall be entitled to rely on any Rent Payment Notice. Tenant shall be under no duty to controvert or challenge any Rent Payment Notice. Tenant's compliance with a Rent Payment Notice shall not be deemed to violate the Lease. Tenant shall be entitled to full credit under the Lease for any Rent paid to Lender pursuant to a Rent Payment Notice to the same extent as if such Rent were paid directly to Former Landlord.

3.1. Tenant Estoppel And Certification of Rental Amounts. Attached hereto as Exhibit B is a Tenant Estoppel and Certification of Rental Amounts, provided by the Tenant, for the benefit and use of the Landlord, regarding specific information relating to the Lease. Tenant agrees that the Lender is relying on the information provided, and that it will be estopped from claiming anything to the contrary.

4. Nondisturbance, Recognition and Attornment.

4.1. No Exercise of Security Instrument Remedies against Tenant. So long as (i) the Lease has not expired or otherwise been terminated by Former Landlord and (ii) there is no existing default under or breach of the Lease by Tenant that has continued beyond applicable cure periods (an "Event of Default"), Lender shall not name or join Tenant as a defendant in any exercise of Lender's rights and remedies arising upon a default under the Security Instrument unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Former Landlord or prosecuting such rights and remedies. In the latter case, Lender may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise diminish or interfere with Tenant's rights under the Lease or this Agreement in such action.

4.2. Nondisturbance and Attornment. So long as (a) the Lease has not expired or otherwise been terminated by Former Landlord, (b) an Event of Default has not occurred, and (c) no condition exists which would cause or entitle Former Landlord to terminate the Lease on its terms, or to dispossess the Tenant, then, if and when Successor Landlord takes title to the Premises: (a) Successor Landlord shall not terminate or disturb Tenant's possession of the Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant's direct landlord under the Lease as affected by this Agreement; (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant; and (e) Successor Landlord shall have all the rights and remedies of the landlord under the Lease, including, without limitation, rights or remedies arising by reason of any Event of Default by Tenant under the Lease, whether occurring before or after the Successor Landlord takes title to the Landlord's Premises.

4.3. Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Security Instrument, neither Lender nor Successor Landlord shall be liable for or bound by any of the following matters:

a. Claims against Former Landlord. Any Offset Right or Termination Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment. The foregoing shall not limit Tenant's right to exercise against Successor Landlord any Offset Right or Termination Right otherwise available to Tenant because of events occurring after the date of attornment.

b. Construction-Related Obligations. Any Construction-Related Obligation of Former Landlord.

c. Prepayments. Any payment of Rent that Tenant may have made to Former Landlord for more than the current month.

d. Payment; Security Deposit. Any obligation: (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant or (b) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Lender or to Successor Landlord.

e. Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Lender's written consent.

f. Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed between Former Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

g. Covenants. Any covenants or obligations of or applicable to Former Landlord to the extent they apply to or affect any property other than the Premises.

5. Lender's Right to Cure.

5.1. Notice to Lender. Copies of all notices and other communications given by Tenant to Former Landlord shall also be simultaneously provided to Lender. Notwithstanding anything to the contrary in the Lease or this Agreement or the Security Instrument, before exercising any Termination Right or Offset Right, Tenant shall provide Lender with notice of the breach or default by Former Landlord giving rise to same (the "Default Notice") and, thereafter, the opportunity to cure such breach or default as provided for below.

5.2. Lender's Cure Period. After Lender receives a Default Notice, Lender shall have a period of sixty (60) days beyond the time available to Former Landlord under the Lease in which to cure the breach or default by Former Landlord, or, in the event that such cure cannot be completed within such cure period, Lender shall have such reasonable period of time as is required to diligently prosecute such cure to its completion. Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Former Landlord.

6. Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to provide that Successor Landlord's obligations and liabilities under the Lease shall never extend beyond Successor Landlord's (or its successors' or assigns') interest, if any, in the Premises from time to time, including insurance and condemnation proceeds (except to the extent reinvested in the Premises), Successor Landlord's interest in the Lease, and the proceeds from any sale or other disposition of the Premises by Successor Landlord (collectively, "Successor Landlord's Interest"). Tenant shall look exclusively to Successor Landlord's Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected

by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord's Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

7. Miscellaneous.

7.1. Notices. All notices or other communications required or permitted under this Agreement shall be in writing and given by personal delivery or by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party's address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph. Notices shall be effective upon delivery if sent by personal delivery and the next business day after being sent by overnight courier service.

7.2. Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. Upon assignment of the Security Instrument by Lender, all liability of the Lender/assignor shall terminate.

7.3. Entire Agreement. This Agreement constitutes the entire agreement between Lender and Tenant and Landlord regarding the subordination of the Lease to the Security Instrument and the rights and obligations of Tenant, Lender and Landlord as to the subject matter of this Agreement.

7.4. Interaction with Lease and with Security Instrument. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of non-disturbance agreements by the holder of, the Security Instrument. Lender confirms that Lender has consented to Landlord's entering into the Lease.

7.5. Lender's Rights and Obligations.

a. Except as expressly provided for in this Agreement, Lender shall have no obligations to Tenant with respect to the Lease. If an attornment occurs pursuant to this Agreement, then all rights and obligations of Lender under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

b. Neither this Agreement, the Security Instrument or any of the related loan documents, nor the Lease shall, prior to any acquisition of the Premises by Lender, operate to give rise to or create any responsibility or liability for the control, care, management or repair of the Premises upon the Lender, or impose responsibility for the carrying out by Lender of any of the covenants, terms or conditions of the Lease, nor shall said instruments operate to make Lender responsible or liable for any waste committed on the Premises by any party whatsoever, or for dangerous or defective conditions of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises, which may result in loss, injury or death to Tenant, or to any tenant, licensee, invitee, guest, employee, agent or stranger.

c. Lender may assign to any person or entity its interest under the Security Instrument and/or the related loan documents, without notice to, the consent of, or assumption of any liability to, any other party hereto. In the event Lender becomes the Successor Landlord, Lender may assign to any other party its interest as the Successor Landlord without the consent of any other party hereto.

7.6. Landlord's Rights and Obligations. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease, including upon the occurrence of an Event of Default by Tenant under the Lease. This Agreement shall not alter, waive or diminish any of Landlord's obligations under the Security Instrument, any of the related loan documents, or the Lease.

7.7. Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the state where the Premises are located, excluding its principles of conflict of laws.

7.8. Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the parties hereto.

7.9. Due Authorization. Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

7.10. Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.11. Attorneys' Fees. All costs and attorneys' fees incurred by Lender in the enforcement hereof against Tenant shall be paid by Tenant.

7.12. Headings. The headings in this Agreement are intended to be for convenience of reference only, and shall not define the scope, extent or intent or otherwise affect the meaning of any portion hereof.

7.13. WAIVER OF JURY TRIAL. THE TENANT AND THE LANDLORD EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVE THEIR RESPECTIVE RIGHTS TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS AGREEMENT, OR ANY OTHER DOCUMENTS EXECUTED IN CONJUNCTION HEREWITH OR WITH THE LOAN, ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, THE LANDLORD'S PREMISES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LANDLORD, TENANT OR LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT.

(REMAINDER OF PAGE LEFT INTENTIONALLY BLANK)

IN WITNESS WHEREOF, this Agreement has been duly executed by Lender, Tenant and Landlord as of the Effective Date.

LENDER:

BENWORTH CAPITAL PARTNERS, LLC,
a Florida limited liability company

BY: BERNARDO NAVARRO, Manager

STATE OF FLORIDA)
)
COUNTY OF MIAMI-DADE

The foregoing instrument was acknowledged before me by means of [X] physical presence or [ ] online notarization, this 24 day of **April, 2021,** by **BERNARDO NAVARRO,** on behalf of the Lender. He is personally known to me or has produced a driver's license as identification.

NOTARY PUBLIC, STATE OF ______________

Print or Stamp Name of Notary

My Commission Expires:

ALFRED F. ANDREU
MY COMMISSION EXPIRES JULY 29, 2024
#GG 974227
Bonded thru Notary Public Underwriters
NOTARY PUBLIC, STATE OF FLORIDA

[Notarial Seal]

TENANT:

MCA NAPLES OPERATING COMPANY, LLC, a Tennessee limited liability company

____

BY: James Walesa, President

STATE OF Texas)
)
COUNTY OF **Bexar**)

The foregoing instrument was acknowledged before me by means of [X] physical presence or [ ] online notarization, this 28 day of **April, 2021,** by **James Walesa, President** on behalf of the Tenant. He is personally known to me or has produced TX DL as identification.

CLARICE MAXINE GARZA
Notary Public, State of Texas
Comm. Expires 09-09-2024
Notary ID 132666079

____
NOTARY PUBLIC, STATE OF Texas

Clarice Maxine Garza
Print or Stamp Name of Notary

My Commission Expires: 09-09-2024 [Notarial Seal]

LANDLORD/OWNER:

MCA NAPLES, a Tennessee limited liability company

BY: James Walesa, its President

STATE OF Texas)
)
COUNTY OF **Bexar**)

The foregoing instrument was acknowledged before me by means of [X] physical presence or [_] online notarization, this 28 day of **April, 2021,** by **James Walesa, President**, on behalf of the Landlord/Owner. He is personally known to me or has produced TX DL as identification.

CLARICE MAXINE GARZA
Notary Public, State of Texas
Comm. Expires 09-09-2024
Notary ID 132666079

Clarice Maxine Garza
NOTARY PUBLIC, STATE OF Texas

Clarice Maxine Garza
Print or Stamp Name of Notary

My Commission Expires: 09-09-2024 [Notarial Seal]

EXHIBIT A

LEGAL DESCRIPTION OF PREMISES

PARCEL 1:

A FEE INTEREST IN A PORTION OF LOTS 13, 14, AND 15, NAPLES IMPROVEMENT CO'S LITTLE FARMS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FROM THE SOUTHWEST CORNER OF LOT 12, NAPLES IMPROVEMENT CO'S LITTLE FARMS, AS RECORDED IN PLAT BOOK 2, PAGE 2, PUBLIC RECORDS OF COLLIER COUNTY, FLORIDA, RUN N. 89 DEGREES 26' 51" E., ALONG THE SOUTH LINE OF SAID LOT 12, FOR 20.00 FEET TO A POINT ON THE EAST RIGHT OF WAY LINE OF GOODLETTE-FRANK ROAD; THENCE RUN N. 00 DEGREES 39' 49" W., PARALLEL WITH THE WEST LINE OF SAID LOT 12 FOR 10,00 FEET ALONG SAID EAST LINE OF GOODLETTE-FRANK ROAD; THENCE RUN N. 00 DEGREES 39' 49" W., FOR 580.00 FEET ALONG SAID EAST LINE OF GOODLETTE-FRANK ROAD TO THE POINT OF BEGINNING OF THE TRACT HEREIN DESCRIBED; THENCE CONTINUE N. 00 DEGREES 39' 49" W., FOR 420.00 FEET ALONG SAID EAST LINE OF GOODLETTE-FRANK ROAD; THENCE RUN N. 89 DEGREES 20' 11" E., FOR 196.54 FEET; THENCE RUN S. 30 DEGREES 28' 42" E., FOR 396.02 FEET; THENCE RUN S. 59 DEGREES 31' 18" W., FOR 153.66 FEET; THENCE RUN S. 89 DEGREES 20' 11" W. FOR 260.12 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

AN EASEMENT INTEREST IN A PARCEL OF LAND LYING IN AND BEING PARTS OF LOTS 12 AND 13, NAPLES IMPROVEMENT CO'S LITTLE FARMS, AS RECORDED IN PLAT BOOK 2, PAGE 2, OF THE PUBLIC RECORDS OF COLLIER COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF LOT 12, NAPLES IMPROVEMENT CO'S LITTLE FARMS, AS RECORDED IN PLAT BOOK 2, PAGE 2, OF THE PUBLIC RECORDS OF COLLIER COUNTY, FLORIDA; THENCE RUN ALONG THE SOUTH LINE OF SAID LOT 12, NORTH 89 DEGREES 26' 51" EAST, 20.00 FEET; THENCE ALONG A LINE LYING 20.00 FEET EAST OF AND PARALLEL WITH THE WEST LINE OF LOTS 12 AND 13 OF SAID NAPLES IMPROVEMENTS CO'S LITTLE FARMS, NORTH 00 DEGREES 39' 49" WEST, 10.00 FEET TO THE POINT OF BEGINNING OF THE HEREIN DESCRIBED PARCEL OF LAND; THENCE CONTINUE NORTH 00 DEGREES 39' 49" WEST, 580.00 FEET; THENCE NORTH 89 DEGREES 20' 11" EAST, 55.00 FEET; THENCE SOUTH 00 DEGREES 39' 49" EAST 580.00 FEET; THENCE SOUTH 89 DEGREES 20' 11" WEST FOR 55.00 FEET TO THE POINT OF BEGINNING.

(BEARINGS ARE BASED ON THE WEST LINE OF LOT 12, NAPLES IMPROVEMENT CO'S LITTLE FARMS AS BEING NORTH 00 DEGREES 39' 49" WEST.)

PARCEL 3:

TOGETHER WITH EASEMENT AS SET FORTH IN DRAINAGE EASEMENT RECORDED IN OFFICIAL RECORDS BOOK 2213, PAGE 1291, OF THE PUBLIC RECORDS OF COLLIER COUNTY, FLORIDA.

POSTAL ADDRESS

The Postal Address for this property is **2626 Goodlette Frank Rd, Naples, FL 34105.**

EXHIBIT "B"

The executed original Exhibit "B" (Estoppel and Certification of Rental Amounts) is being held at the offices of Lender for privacy and confidentiality purposes.